                            MASTER TECHNOLOGY AGREEMENT

     This Master Technology Agreement ("the Agreement") is made and entered into as of July 28, 1997, by and between Baxter Healthcare Corporation, a corporation organized under the laws of the State of Delaware ("Baxter") and AccuLase, Inc., a corporation organized under the laws of the State of California ("AccuLase").

                                      RECITALS

     A. AccuLase is the owner of certain technology, patents and technical know-how related to an excimer laser and laser delivery system for use in, among other things, transmyocardial laser revascularization.

     B. Simultaneously with the Closing of this Agreement, Baxter and AccuLase will enter into that certain License Agreement, dated as of the Closing date (the "License Agreement"), pursuant to which AccuLase shall grant an exclusive license to Baxter of technology, patents, technical know-how and products, among other things, related to transmyocardial laser revascularization.

     C. Baxter wishes to license from AccuLase the rights to develop, manufacture, market and sell AccuLase's laser and laser delivery system for cardiovascular and vascular applications upon the terms and conditions contained in the License Agreement and herein.

     D. Simultaneously with the Closing of this Agreement, Baxter and AccuLase will enter into that certain Manufacturing Agreement (the "Manufacturing Agreement") dated as of the Closing date, pursuant to which AccuLase shall manufacture those excimer laser products defined therein.

     E. Baxter wishes to purchase, and AccuLase desires to manufacture excimer laser products pursuant to the terms and conditions defined in the Manufacturing Agreement and herein.

     F. Baxter and AccuLase desire to make certain representations, warranties and other agreements in connection with this Agreement.

     G. Baxter and AccuLase acknowledge and agree that the intended use and value of the technical know-how, intellectual property, patents, and products acquired, purchased and/or licensed under this Agreement, the License Agreement and the Manufacturing Agreement are uncertain as a result of the recent and continuing development of the field of transmyocardial revascularization and the parties further acknowledge that based on the foregoing, the consideration paid for the performance of AccuLase's obligations herein, in the License Agreement and in the Manufacturing Agreement is adequate, sufficient and fair consideration.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                     ARTICLE I

                                    DEFINITIONS


     1.1 DEFINED TERMS. For the purposes of this Agreement, the following terms shall have the definitions ascribed to them:

     "AccuLase Certificate of Incorporation" shall have the meaning given it in
Section 4.1.

     "AccuLase Confidential Information" shall have the meaning given it in
Section 4.11 (g).

     "AccuLase Financial Statements" shall have the meaning given it in Section 4.4.

     "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by, or under common control with AccuLase or (ii) any Person that owns or controls twenty percent (20%) or more of any class of equity securities of AccuLase or any of its subsidiaries or Affiliates. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Claim" shall have the meaning given it in Section 8.2.

     "Closing" shall mean the consummation of the transactions contemplated hereby at the time, date and place specified in Section 7.1 hereof.

     "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated April 25, 1997, between Baxter and AccuLase.

     "End User" shall mean any Person that orders a product who is a healthcare provider or employs or is otherwise affiliated with healthcare providers.

     "End User Price" shall mean the actual sales price (exclusive of taxes, insurance and freight) received by Baxter from an End User of a product.

     "IDE" shall have the meaning given it in Section 2.3.

     "Intellectual Property" shall mean, without restriction or limitation, the list of patents identified in Schedule 4.11, the intellectual property rights licensed to Baxter by AccuLase pursuant to the terms of the License Agreement referred to in Section 2.2 and any and all devices, processes (including without limitation processes of using devices or of manufacturing such devices), compositions of matter, computer software, chemical formulations, ideas, developments or inventions, whether patentable or unpatentable, and any and all written materials or other works which may be subject to copyright, which are conceived and/or reduced to practice relating to the Intellectual Property.

     "Licensed Patent" shall mean the United States or foreign patents and patent applications (including any continuation, continuation in part, divisional, reissue or reexamination patent applications thereof and patents issuing therefrom) listed in Schedule 4.11 hereto.

     "Material Adverse Effect" shall mean any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity.

     "New Developments" shall have the meaning given it in Section 2.10.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

     "Promissory Note" shall mean the promissory note for $100,000 issued by AccuLase and payable to Baxter, dated as of July 7, 1997, and any advances Baxter makes to AccuLase subsequent to July 7, 1997.

     "Transferred Assets" shall mean the two AccuLase lasers identified by serial numbers 004 and 005.

                                     ARTICLE II

                 PROPERTY TRANSFER, LICENSE GRANT, CONSIDERATION,
                                AND OTHER AGREEMENTS

     2.1 TRANSFER OF ASSETS. At the Closing, AccuLase agrees (a) to transfer all of its right, title and interest in and to the Transferred Assets to Baxter by executing and delivering the Assignment of Transferred Property in the form attached as Exhibit A. Baxter shall be responsible for preparing and, as necessary, filing and/or recording such forms and documents as are reasonably necessary to transfer the Transferred Assets to Baxter, and shall bear all costs and expenses in connection therewith.

     2.2 LICENSE OF CARDIOVASCULAR RIGHTS. At the Closing, AccuLase agrees to license the Intellectual Property for cardiovascular and vascular applications to Baxter by executing and delivering the form of License Agreement attached as Exhibit B.

     2.3 TRANSFER OF IDE. At the Closing, AccuLase agrees to assign all of its rights, title and interest in and to its Investigational Device Exemption for the excimer laser system (the "IDE") to Baxter by executing and delivering the Assignment of Investigational Device Exemption in the form attached as Exhibit C. In connection with the clinical studies set forth in the IDE: (a) Baxter agrees to use reasonable commercial efforts to expediently and competently complete the clinical studies; and (b) AccuLase agrees, at AccuLase's expense, to maintain and service the lasers which are currently used in the IDE until such time as the two new commercial lasers referred to in
Section 2.6 (c) are delivered to Baxter.

     2.4    MANUFACTURING AGREEMENT.    At the Closing, the parties agree to
execute and deliver the Manufacturing Agreement in the form attached as Exhibit D and AccuLase agrees to manufacture the Product (as defined in the Manufacturing Agreement) upon the terms and conditions contained therein.

     2.5 SECURITY AGREEMENT; INTERCREDITOR AGREEMENT. At the Closing, and in order to secure AccuLase's performance of this Agreement, the License Agreement, the Manufacturing Agreement, and the obligations of AccuLase arising hereunder and thereunder, AccuLase agrees to execute and deliver to Baxter the form of Security Agreement attached as Exhibit E. At the Closing, AccuLase agrees to execute and deliver to Baxter the form of Intercreditor Agreement attached as Exhibit G.

     2.6 CASH CONSIDERATION PAID BY BAXTER. In consideration for the transactions contemplated by the provisions of this Article II, Baxter agrees to pay AccuLase $1,550,000, in cash, at the following times:

     (a) $700,000 at Closing, provided, however, any and all advances made by Baxter to AccuLase and due under the Promissory Note shall be credited against such amount;

     (b)  $250,000 three (3) months after Closing; and

     (c) $600,000 upon delivery of two (2) units of the new commercial excimer laser referred to in Section 2.7 below which are manufactured in accordance with the terms and conditions of the Manufacturing Agreement, provided, however, $250,000 of such funds (or such lesser amount as AccuLase and Mr. Hartman may thereafter jointly advise Baxter in a written notice) shall be paid jointly to AccuLase and Mr. Raymond A. Hartman.

     2.7 DEVELOPMENT OF NEW LASER. AccuLase agrees to undertake the development of a new commercial excimer laser for Baxter; AccuLase represents such new commercial laser is expected to be available within four months of the Closing. In consideration of the payments by Baxter referred to in Section 2.6, AccuLase hereby grants to Baxter an exclusive license pursuant to the terms of the License Agreement defined in Section 2.2 covering the use of any and all new technology so developed, in the making and sale of such new commercial laser. At Baxter's discretion, Baxter may request AccuLase obtain CE mark designation of the new commercial laser and, if so requested by Baxter, Baxter agrees to pay AccuLase $100,000 upon issuance of the CE mark.

     2.8 CONFIDENTIALITY. Except as required by law, neither party shall disclose to third parties or use except as expressly permitted hereunder any information or items it receives from the other party during the course of this Agreement or the term of this Agreement. This restriction shall not apply to information which:

     (a)  Is already publicly known;

     (b)  Becomes publicly known without a breach of this Agreement;

     (c) Is disclosed to others without restrictions by the party who discloses the information; or

     (d) Is independently developed by employees or consultants of the receiving party without access to the other parties' confidential information.

     2.9 PUBLICITY. Except as required by law, neither party shall issue any publicity about this Agreement or the parties' performance under this Agreement without the prior written comment of the other.

     2.10 ADDITIONAL OBLIGATIONS OF BAXTER AND ACCULASE. In the event Baxter determines that new or additional intellectual or other property rights exist or could exist in the Licensed Technology for cardiovascular and vascular applications (the "New Developments"), all such rights shall be automatically encompassed within the license to be granted by AccuLase to Baxter at the Closing pursuant to the License Agreement. Baxter shall bear all costs and expenses in connection with preparing, filing, recording and prosecuting all such intellectual or other property rights for such New Developments and AccuLase agrees to actively assist Baxter and, as appropriate, cause its inventors and/or employees to actively assist Baxter by executing or delivering such documents as are reasonably necessary for Baxter to prepare, file, record or prosecute all such intellectual or other property rights.

     2.11 USE OF CASH RECEIPTS BY ACCULASE. AccuLase agrees that the funds received by AccuLase pursuant to Section 2.6 (a) hereof shall be used for, and shall pay in full, all vendors of AccuLase who are current creditors of AccuLase existing at Closing except for obligations to Affiliates.

     2.12 NON-COMPETE. AccuLase agrees that neither it nor any of its Affiliates shall, for a period equal to the earlier of (a) five (5) years after Closing or (b) the date on which this Agreement terminates pursuant to Section 8.1 hereof, engage in any business worldwide which develops, manufactures, supplies or distributes laser products for cardiovascular or vascular applications.

     2.13 PERCUTANEOUS DELIVERY SYSTEM. At any time, Baxter may undertake one or more programs to develop the percutaneous delivery of excimer laser systems for cardiovascular and vascular applications. AccuLase is hereby granted the option, but not the obligation, to share twenty-five percent (25%), but not less than twenty-five percent (25%), of the costs of such development program(s) at such times and in such manner as Baxter may reasonably determine from time to time. In the event AccuLase chooses to proceed to co-fund such percutaneous development program(s) with Baxter, AccuLase shall be entitled to a royalty equal to ten percent (10%) of the End User Price for each product to which such development program applies, subject to such other terms and conditions to which the parties may agree in such development agreement.

     2.14 FINANCIAL STATEMENTS. AccuLase will deliver to Baxter, not later than 45 days after the Closing, AccuLase's financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of changes in financial position) at December 31, 1996 and for the fiscal year then ended and its reviewed financial statements (balance sheet and profit and loss statement) at and for the six-month period ended June 30, 1997.

                                    ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BAXTER

     Baxter represents and warrants to AccuLase as follows:

     3.1 ORGANIZATION, STANDING AND POWER. Baxter is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     3.2 AUTHORITY. Baxter has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Baxter. This Agreement has been duly executed and delivered by Baxter and constitutes the valid and binding obligation of Baxter enforceable against Baxter in accordance with its terms.

     3.3 BROKERS AND FINDERS' FEES. Baxter has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                    ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ACCULASE

     AccuLase represents and warrants to Baxter as follows:

     4.1 ORGANIZATION, STANDING AND POWER. AccuLase is a corporation duly organized, validly existing and in good standing under the laws of California. AccuLase has the corporate power to own its properties and to carry on its business as now being conducted. AccuLase has delivered a true and correct copy of its Certificate of Incorporation as amended (the "AccuLase Certificate of Incorporation"), and bylaws, as amended or other charter documents, as applicable, of AccuLase to Baxter. AccuLase is not in violation of any of the provisions of the AccuLase Certificate of Incorporation or its bylaws or equivalent organizational documents.

     4.2 AUTHORITY. AccuLase has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AccuLase. This Agreement has been duly executed and delivered by AccuLase and constitutes the valid and binding obligation of AccuLase enforceable against AccuLase in accordance with its terms. No consent, approval, order, authorization of, or registration, declaration or filing with any governmental entity or any court is required by or with respect to AccuLase in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.3 CAPITAL STRUCTURE. The authorized capital stock of AccuLase consists of 10,000,000 shares of common stock, no par value, of which there were issued and outstanding immediately prior to the transactions contemplated hereby 7,085,723 shares. Such shares of AccuLase common stock are owned of record as set forth in Schedule 4.3. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital or voting securities.

     4.4 FINANCIAL STATEMENTS. Subject to the provisions of Section 2.14 hereof, AccuLase will have delivered to Baxter AccuLase's financial statements (balance sheet and profit and loss statement, statement of stockholders equity and statement of changes in financial position) at December 31, 1996, and for the fiscal year then ended and its reviewed financial statements of (balance sheet and profit and loss statement) at and for the six-month period ended June 30, 1997 (collectively the "AccuLase Financial Statements"). To the best knowledge of AccuLase's officers, the AccuLase Financial Statements are complete and correct in all material respects.

     4.5 ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, AccuLase has conducted its business in the ordinary course consistent with past practice and there has not occurred:

     (a) any acquisition, sale, mortgage, pledge or transfer of the Transferred Assets;

     (b)  any material change in accounting methods or practices by AccuLase;

     (c) any indebtedness incurred by AccuLase except for indebtedness evidenced by the Promissory Note;

     (d) any loan made or agreed to be made by AccuLase, nor has AccuLase become liable or agreed to become liable as a guarantor with respect to any loan; or

     (e) any negotiation or agreement by AccuLase to do any of the things described in the preceding clauses (a) through (d) (other than negotiations with Baxter and its representatives regarding the transactions contemplated by this Agreement).

     4.6 SUBSIDIARIES. AccuLase does not presently own or control, directly or indirectly, an interest in any other corporation, association or business entity.

     4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in Schedule 4.7, AccuLase has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the AccuLase Financial Statements and (b) those incurred in connection with the execution of this Agreement.

     4.8 MATERIAL CONTRACTS. Except as set forth in Schedule 4.8, all contracts, agreements and instruments to which AccuLase is a party which comprise any part of the Technology are in full force and effect in all material respects. With respect to any and all such contracts:

     (a) AccuLase has no notice that any party to any such contract intends to cancel, withdraw, modify, or amend such contract; and

     (b) AccuLase is not in material default or breach and no event has occurred or will occur by reason of the transactions contemplated in this Agreement which would constitute a default or breach, where such default or breach would entitle another party to this Agreement to accelerate or terminate AccuLase's rights or otherwise impose a material penalty or forfeiture thereunder (whether with or without notice, lapse of time or the happening or occurrence of any other event).

     4.9 LITIGATION. Except as set forth in Schedule 4.9, there is no private or governmental judgment, decree, order, action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic or, to the knowledge of AccuLase, threatened against AccuLase or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on AccuLase.

     4.10 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon AccuLase which has the effect of prohibiting or materially impairing any current or future ability of AccuLase to fulfill its obligations under this Agreement or the Manufacturing Agreement.

     4.11   RIGHTS TO TRANSFERRED ASSETS.

     (a) AccuLase owns, or is licensed or otherwise possesses legally enforceable rights to use, all Transferred Assets free and clear of all liens, encumbrances and rights of third parties.

     (b) Schedule 4.11 lists (i) Intellectual Property, including all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which AccuLase considers to be material to its excimer laser business, including the jurisdictions in which each such intangible right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which AccuLase is a party and pursuant to which any person is authorized to use any of the Transferred Assets, and (iii) all material licenses, sublicenses and other agreements as to which AccuLase is a party and pursuant to which AccuLase is authorized to use any third party patents, trademarks or copyrights, including software which are incorporated in, are, or form a part of any Transferred Assets.

     (c) To the knowledge of AccuLase, there is no material unauthorized use, disclosure, infringement or misappropriation of any of the Intellectual Property by any third party, including any employee or former employee of AccuLase. AccuLase has not entered into any agreement to indemnify any other person against any charge of infringement of any intellectual property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

     (d) AccuLase is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property.

     (e) To AccuLase's knowledge, all patents, registered trademarks, service marks and copyrights held by AccuLase are valid and subsisting. AccuLase (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge that the manufacturing, marketing, licensing or sale of products using the Intellectual Property infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which such infringement would have a Material Adverse Effect on AccuLase; and (iii) has not brought any action, suit or proceeding for infringement of the Intellectual Property or breach of any license or agreement involving the Intellectual Property against any third party.

     (f) AccuLase has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Intellectual Property of the rights to such contributions that AccuLase does not already own by operation of law.

     (g) AccuLase has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all of the Intellectual Property not otherwise protected by patents, or patent applications or copyright (the" AccuLase Confidential Information"). To the knowledge of AccuLase, all use, disclosure or appropriation of AccuLase Confidential Information by or to a third party has been pursuant to the terms of a written agreement between AccuLase and such third party. To the knowledge of AccuLase, all use, disclosure or appropriation of AccuLase Confidential Information not owned by AccuLase has been pursuant to the terms of a written agreement between AccuLase and the owner of such AccuLase Confidential Information, or is otherwise lawful.

     4.12 INSURANCE. AccuLase has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of AccuLase as identified in Schedule 4.12. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     4.13 BROKERS' AND FINDERS' FEES. AccuLase has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.14 COMPLETE COPIES OF MATERIALS. AccuLase has delivered or made available to Baxter true and complete copies of each document evidencing the Intellectual Property and the Transferred Assets.

     4.15 BOARD APPROVAL. The Board of Directors of AccuLase has approved this Agreement.

                                     ARTICLE V

                    CONDITIONS PRECEDENT TO BAXTER'S OBLIGATIONS

     The performance of Baxter under this Agreement is subject, at the election of Baxter, to the fulfillment of each of the following conditions by AccuLase on or before the Closing:

     5.1 CONTINUATION AND TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of AccuLase contained in this Agreement or in any certificate, document or other Agreement delivered to Baxter pursuant hereto shall be true and correct in all material respects on the date hereof and shall be deemed to have been made again at the Closing and shall then also be true and correct in all material respects.

     5.2 OPINION OF COUNSEL. Baxter shall have been furnished with an opinion of Donald G. Davis, Esq., counsel for AccuLase, in the form attached hereto as Exhibit F-1 and the letter from Paul Couchot, Esq. in the form attached hereto as Exhibit F-2.

     5.3 BANKRUPTCY COURT APPROVAL. The United States Bankruptcy Court in the matter of IN RE HELIONETICS, INC. shall have approved the subordination by Helionetics of its security interest in AccuLase's assets to a new security interest to be granted by AccuLase to Baxter as contemplated by this Agreement.

     5.4 INTERCREDITOR AGREEMENT. Baxter shall have received the Intercreditor Agreement, duly executed and delivered by Helionetics, Inc.

                                     ARTICLE VI

                   CONDITIONS PRECEDENT TO ACCULASE'S OBLIGATIONS

     The performance of the obligations of AccuLase under this Agreement is subject, at the election of AccuLase, to the fulfillment of each of the following conditions on or before the Closing:

     6.1 CONTINUATION AND TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Baxter contained in this Agreement or in any certificate, document or other Agreement delivered to AccuLase pursuant hereto shall be true and correct in all material respects on the date hereof and shall be deemed to have been made again at the Closing and shall then also be true and correct in all material respects.

                                    SECTION VII

                                      CLOSING

     7.1 TIME AND PLACE OF CLOSING. The Closing of the transactions contemplated by this Agreement shall be held at Baxter Healthcare Corporation, 17221 Red Hill Avenue, Irvine, California 92614 at 10:00 a.m. on the business day immediately following the date on which the letter from Paul Couchot, Esq. (as referred to in Section 5.2 hereof) may be delivered to Baxter, or at such other place or date as may be fixed by mutual agreement of Baxter and AccuLase.

     7.2 DOCUMENTS TO BE DELIVERED BY BAXTER AT THE CLOSING. At the Closing, Baxter shall deliver to AccuLase the following:

     (a)  The License Agreement referred to in Section 2.2;

     (b)  The Manufacturing Agreement referred to in Section 2.4; and

     (c)  That portion of the cash consideration due at Closing referred to in
Section 2.6.

     7.3 DOCUMENTS TO BE DELIVERED BY ACCULASE AT THE CLOSING. At the Closing, AccuLase shall deliver to Baxter the following:

     (a)  The Assignment of Transferred Property referred to in Section 2.1;

     (b)  The License Agreement referred to in Section 2.2;

     (c)  The Assignment of Investigational Device Exemption referred to in
Section 2.3;

     (d)  The Manufacturing Agreement referred to in Section 2.4;

     (e)    The Security Agreement referred to in Section 2.5; and

     (f)    The Intercreditor Agreement referred to in Section 2.5.

     7.4 FURTHER ASSURANCES. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and to perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                  ARTICLE VIII

                         TERMINATION, INDEMNITY AND OFFSETS

     8.1 TERMINATION BY BAXTER. Baxter shall have the right at any time, in its sole discretion and without payment or penalty of any kind, to terminate this Agreement, but only provided it concurrently terminates both the License Agreement and the Manufacturing Agreement, and any obligations hereunder and thereunder, provided five (5) days prior written notice is given to AccuLase.

     8.2    INDEMNITY AND OFFSET.

     (a) Subject to the provisions of Section 8.2 (b), AccuLase agrees to defend and hold Baxter harmless from and against any cost, expense, claim, cause of action (whether actual or threatened) or any other liability resulting from the Intellectual Property or Licensed Products (as such term is defined in the License Agreement) infringing any third party patent or other intellectual property claim or right relating to lasers (a "Claim"), provided that Baxter promptly notifies AccuLase of any such Claim of which it is aware, reasonably assists AccuLase (at AccuLase's expense) in defending such Claim, and provides AccuLase with the opportunity to assume sole control over any litigation and/or settlement relating to such Claim. In any such Claim, Baxter may retain its own counsel (at Baxter's expense ) to assist in the defense of any such Claim and to counsel Baxter with respect to its strategy in such Claim.

     (b) For the purposes of Sections 8.2 (a) and 8.2 (c) only, and consistent with the parties' desires that Claims which relate specifically to transmyocardial laser revascularization shall be borne seventy-five percent (75%) by Baxter and twenty-five percent (25%) by AccuLase, the parties agree that (i) a Claim which relates specifically to transmyocardial laser revascularization shall be borne seventy-five percent (75%) by Baxter and twenty-five percent (25%) by AccuLase, and (ii) Baxter shall have the opportunity to assume sole control over any litigation and/or settlement relating to such Claim notwithstanding any contrary provision in Section 8.2 (a) hereof.

     (c) Baxter may withhold from, reserve against and/or offset against any and all amounts due or to become due (or estimated to be due or to become due) to AccuLase whether pursuant to the terms of this Agreement or otherwise, any and all amounts as may be reasonably necessary or expected to be incurred by Baxter in connection with the full and final resolution of any Claim.

                                     ARTICLE IX

                                 GENERAL PROVISIONS

     9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          (a)  if to Baxter, to:

               Baxter Healthcare Corporation
               17221 Red Hill Avenue, m/s 98
               Irvine, California  92614
               Attention:  Vice President, Business Development
               Facsimile No.: (714) 474-6445
               Telephone No.: (714) 474-6424


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


          (b)  if to AccuLase, to:

               6865 Flanders Drive, Suite G
               San Diego, CA  92121
               Attention: Mr. Raymond A. Hartman
               President and Chief Executive Officer
               Facsimile No.: (619) 455-0946
               Telephone No.: (619) 455-7030

               with a copy to:

               Donald G. Davis, Esq.
               833 Via Del Monte, Suite 100
               Palos Verdes Estates, CA  90274
               Facsimile No.: (310) 373-5410
               Telephone No.: (310) 378-8968

     9.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include, " "includes" and "including" when used herein shall be deemed in each case to be followed by the words, "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to date of Closing. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.4 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other Agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the
Schedules:

      (a) Constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms;


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


     (b) Are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Section 2.6 (c); and

     (c) Shall not be assigned by operation of law or otherwise except as otherwise specifically provided; however, Baxter may assign its rights or delegate its duties hereunder to its affiliates, or in connection with a transfer of substantially all of its transmyocardial laser business.

     9.5 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 AMENDMENT. This Agreement may not be altered or amended except by writing signed by the parties hereto.

     9.7 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a part of any one remedy will not preclude the exercise of any other remedy.

     9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without regard to its principles of conflicts of law).

     9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall survive for three (3) years following the Closing.

     9.11 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

     9.12 ATTORNEYS' FEES. In the event of any dispute arising under the terms of this Agreement (including the breach thereof), the prevailing party in such action shall be entitled to recover its attorneys' fees and costs in addition to such other relief as may be awarded by a court or by an arbitrator.







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


     IN WITNESS WHEREOF, Baxter and AccuLase have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized all as of the date first written above.

Baxter Healthcare Corporation,
a corporation

By:  /s/ John H. Kehl, Jr.
    ---------------------------------------------
     John H. Kehl, Jr.
     Vice President, Business Development


AccuLase, Inc., a corporation

By: /s/ Raymond A. Hartman
   ----------------------------------------------
     Raymond A. Hartman
     President and Chief Executive Officer



ATTACHMENTS:


Schedule 4.3  Capital Structure of AccuLase
Schedule 4.7  Certain Liabilities
Schedule 4.8  Material Contracts
Schedule 4.9  Litigation
Schedule 4.11  Intellectual Property
Schedule 4.12  Insurance

EXHIBITS:

A -  Assignment of Transferred Property
B -   License Agreement
C -   Assignment of Investigational Device Exemption
D -   Manufacturing Agreement
E -   Security Agreement
F-1 - AccuLase Legal Opinion
F-2 - Helionetics' Counsel's Letter
G -   Intercreditor Agreement



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